UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TIDELANDS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	02-0570232
(State of incorporation or organization)	(IRS Employer Identification No.)

875 Lowcountry Boulevard
Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered.	Name of each exchange on which each class is to be registered.
Common Stock. $0.01 par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-136823

Securities to be registered pursuant to Section 12(g) of the Act: None

Introductory Statement

The common stock, par value $0.01 per share, of Tidelands Bancshares, Inc., a South Carolina corporation (the “Registrant”), is currently registered under section 12(g) of the Securities Exchange Act of 1934.

The Registrant is filing this registration statement to register the common stock under section 12(b) of the Securities Exchange Act of 1934 in connection with the listing of the common stock on The NASDAQ Stock Market, LLC.

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the common stock of the Registrant set forth under the captions “Description of Capital Stock” and “Dividend Policy” in the Registrant’s prospectus forming part of its Registration Statement on Form SB-2, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Act”) on August 22, 2006, and as thereafter amended and supplemented, including any prospectus filed pursuant to Rule 424(b) under the Act, is hereby incorporated by reference in response to this item.

Item 2.      Exhibits.

The following exhibits are filed as a part of the Registration Statement:

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.4

Tidelands Bancshares, Inc. 2004 Stock Incentive Plan (incorporated by reference as Exhibit 10.11 to the Registrant’s Form 10-KSB for the period ended December 31, 2003 filed with the SEC on March 26, 2004, File No. 333-97035).

4.5

Amended and Restated Declaration of Trust among Tidelands Bancshares, Inc., as Depositor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, including exhibits containing the related forms of the Tidelands Statutory Trust I Common Securities Certificate and the Preferred Securities Certificate (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 29, 2006).

4.6

Guarantee Agreement between Tidelands Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on February 29, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIDELANDS BANCSHARES, INC.
(Registrant)

	By:	/s/ Robert E. Coffee, Jr.
Robert E. Coffee, Jr.
President and Chief Executive Officer

Date: October 3, 2006

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Registrant’s Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.4

Tidelands Bancshares, Inc. 2004 Stock Incentive Plan (incorporated by reference as Exhibit 10.11 to the Registrant’s Form 10-KSB for the period ended December 31, 2003 filed with the SEC on March 26, 2004, File No. 333-97035).

4.5

Amended and Restated Declaration of Trust among Tidelands Bancshares, Inc., as Depositor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, including exhibits containing the related forms of the Tidelands Statutory Trust I Common Securities Certificate and the Preferred Securities Certificate (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 29, 2006).

4.6

Guarantee Agreement between Tidelands Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on February 29, 2006).